Exhibit 3.2

Articles of Amendment

to

Articles of Incorporation

of

Radiation Therapy Services, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)
P97000033926
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

21st Century Oncology, lnc. The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc, “ or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.	Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C.	Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

(Florida street address)

New Registered Office Address:		, Florida
	(City)		(Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer.  If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner.  Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

☒ Change	PT	John Doe

☒ Remove	V	Mike Jones

☒ Add	SV	Sally Smith

Type of Action	Title	Name	Address
(Check One)

1) ☐ Change
☐ Add
☐ Remove

2) ☐ Change
☐ Add
☐ Remove

3) ☐ Change
☐ Add
☐ Remove

4) ☐ Change
☐ Add
☐ Remove

5) ☐ Change
☐ Add
☐ Remove

6) ☐ Change
☐ Add
☐ Remove

E.       If amending or adding additional Articles, enter change(s) here:

(Attach additional sheets, if necessary).  (Be specific)

F.        If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption: December 5, 2013, if other than the date this document was signed.

Effective date if applicable:	December 5, 2013
(no more than 90 days after amendment file date)

Adoption of Amendment(s)                                                                                      (CHECK ONE)

☒     The amendment(s) was/were adopted by the shareholders.  The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐       The amendment(s) was/were approved by the shareholders through voting groups.  The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by		.”
(voting group)

☐       The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐       The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	December 5, 2013

Signarure	/s/ Bryan J. Carey

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Bryan J. Carey
(Typed or printed name of person signing)

Vice Chairman and CFO
(Title of person signing)

WRITTEN CONSENT

OF THE SOLE SHAREHOLDER OF

RADIATION THERAPY SERVICES, INC.

The undersigned, being the sole shareholder of Radiation Therapy Services, Inc. (the “Corporation”), does hereby adopt and consents to the following resolutions:

WHEREAS, the Corporation wishes to change its corporate name from “Radiation Therapy Services, Inc.”, to “21st Century Oncology, Inc.”; and

WHEREAS, the Corporation wishes to amend its Articles of Incorporation to reflect that the Corporation has changed its corporate name from “Radiation Therapy Services, Inc.”, to “21st Century Oncology, Inc.”, by filing Articles of Amendment to Articles of Incorporation with the State of Florida, a copy of which is attached hereto as Exhibit A.

NOW THEREFORE, it is hereby:

RESOLVED, that the Corporation is hereby authorized to change its corporate name from “Radiation Therapy Services, Inc.” to “21st Century Oncology, Inc.”; and be it further

RESOLVED, that the Corporation is hereby authorized to file the Articles of Amendment to Articles of Incorporation with the State of Florida, a copy of which is attached hereto as Exhibit A; and be it further

RESOLVED, that the officers of the Corporation, be, and each of them hereby is, acting individually or together with one or more others, authorized and empowered, in the name and on behalf of the Corporation, to execute, deliver, give and accept such certificates and documents approved in the foregoing resolution, in the name and on behalf of the Corporation, and to take such other action, as any such person(s), in his/her or their sole discretion, shall deem necessary or appropriate full to effectuate and to carry out the purposes and intent of the foregoing resolutions, such execution or the taking of any such action to be conclusive evidence of the necessity or appropriateness thereof.

IN WITNESS WHEREOF, the undersigned, being the sole shareholder of the Corporation, has executed this consent as of the 4th day of December, 2013.

RADIATION THERAPY SERVICES HOLDINGS, INC.

/s/ Bryan J. Carey
By: Bryan J. Carey
Its: Vice Chairman and CFO

EXHIBIT A

Articles of Amendment to Articles of Incorporation

See attached.

21st Century Oncology, LLC 2270 Colonial Boulevard Fort Myers, FL 33907

December 5, 2013

Secretary of State of Florida

Division of Corporations

P O Box 6327

Tallahassee, FL 32314

Ladies and Gentlemen:

On behalf of 21st Century Oncology, LLC, the undersigned hereby consents to the use of the name, 21st Century Oncology, Inc., in the attached Articles of Amendment presented for filing with the Secretary of State of Florida by Radiation Therapy Services, Inc., a Florida corporation. 21st Century Oncology, LLC is a subsidiary of Radiation Therapy Services, Inc.

Very truly yours,

21st Century Oncology, LLC

By:	/s/ Bryan J. Carey
Bryan J. Carey, Vice President